UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 15, 2025

The Cigna Group

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-38769 (Commission File Number)	82-4991898 (IRS Employer Identification No.)

900 Cottage Grove Road
Bloomfield, Connecticut 06002

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:

(860) 226-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01	CI	New York Stock Exchange, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 13, 2025, The Cigna Group (the “Company”) filed a Form 8-K disclosing that the employment of Eric P. Palmer, Executive Vice President for Enterprise Strategy, The Cigna Group and President and Chief Executive Officer, Evernorth Health Services, will end April 26, 2025.

On April 15, 2025, the Company and Mr. Palmer executed an Agreement and Release (the “Agreement”). The Agreement includes customary confidentiality, non-solicitation, non-competition and non-disparagement provisions. In addition, the Agreement provides for a cash payment, subject to the terms of the release, of $5.2 million, reflective of: (1) 78 weeks of base pay; (2) 150% of Mr. Palmer’s 2025 Enterprise Incentive Plan (“EIP”) target; (3) a payment equal to Mr. Palmer’s 2025 EIP target, prorated through April 26, 2025; and (4) a COBRA subsidy equal to the costs of the Company’s contribution for active medical coverage for 18 months, each as provided for in the Company’s Executive Severance Benefits Plan. Consistent with and subject to the terms of such equity awards granted under the Company’s Long-Term Incentive Plan (“LTIP”), stock options, restricted stock and strategic performance shares (“SPSs”) that are scheduled to vest within 12 months of April 26, 2025 will continue to vest, and SPSs will be paid out based on actual performance. The estimated aggregate value of this equity treatment is approximately $4.8 million, based on a stock price of $328.63 per share, the closing price of the Company’s common stock on April 15, 2025. The percentage of actual shares earned and timing of the payment of the SPS awards will be determined by the People Resources Committee of the Board of Directors in accordance with the terms of the LTIP. Stock options granted prior to 2021 will expire on the lesser of the original expiration date or 90 days after April 26, 2025. Stock options granted after 2020 will expire 90 days after April 26, 2026.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CIGNA GROUP

Date: April 18, 2025	By:	/s/ Nicole S. Jones
Nicole S. Jones
Executive Vice President, Chief Administrative Officer
and General Counsel